N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen International Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		5,413,751	0.2162		28,724,524	11.25
Class B		97,113		0.1026		932,107		11.27
Class C		377,316		0.1267		2,907,459	11.22
Class I		21,221,473	0.2412		87,054,952	11.25
Class IS	82,703		0.2055		380,056		11.28